DATA SYSTEMS NETWORK CORPORATION

                              EMPLOYMENT AGREEMENT

         In order to ensure continuity and a smooth transition after the merger with TekInsight.com, the Board of Directors resolved that Michael W. Grieves be given a one year employment agreement.

        As a result, this EMPLOYMENT AGREEMENT (this "Agreement') dated as of this 26th day of June 2000 between Data Systems Network Corp., a Michigan corporation (hereinafter referred to as the "Company"), and Michael W. Grieves (hereinafter referred to as the "Executive"):

                                   WITNESSETH:

         WHEREAS, the Executive is serving as President and CEO of the Company; and
         WHEREAS, the Executive has extensive experience with respect to the management and operations of the Company which it considers extremely valuable to the continued prosperity of the Company or its successors; and

         WHEREAS, the Company wishes to ensure that it will continue to have the Executive available to perform for the Company, duties as requested; and

         WHEREAS, the Company and the Executive desire to set forth in this Agreement the terms, conditions and obligations of the parties with respect to such employment and this Agreement is intended by the parties to supersede all previous agreements and understandings, whether written or oral, concerning such employment.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

         1. EMPLOYMENT. The Company (or "Employer") shall continue to employ the Executive upon the terms and conditions hereinafter set forth. The Executive shall perform such duties and responsibilities for the Employer, which are commensurate with his position as may be assigned him. Incident to the performance of such duties, the Employer shall provide the Executive with office space, facilities and secretarial assistance commensurate with that currently being provided to the Executive.

         2. TERM. Subject only to the provisions hereof set forth in Section 7, the term of this Agreement (herein the "TERM") shall be for a period beginning on the closing date of the merger with TekInsight.com and ending on the first anniversary of such closing, unless earlier terminated in accordance with the terms hereof,

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         3.  COMPENSATION.  During the Term,  the  Executive's  salary  shall be payable at intervals not less often than semi-monthly. The Executive's salary shall be twenty thousand dollars per month ($20,000). During the Term, the Executive shall also receive such benefits (the "Benefits") including, medical, dental, term life, short term and long term disability. Some of these benefits require the Executive to contribute a portion of the premiums.

           4. EXTENT OF SERVICE. During the Term, the Executive shall devote his full time, attention, and energy to the business of the Employer and the Executive shall not be engaged in any other business activity pursued for gain, profit, or other pecuniary advantage which activity in any way interferes with the Executive's duties and responsibilities provided for herein.

           5.   NON-COMPETITION AND NON-SOLICLTATION. The Executive agrees that:

                    (a) During the Term and for a period of one year thereafter (the "Restricted Period'), the Executive agrees that he will not (without the written consent of the Chairman of the Board) engage directly or indirectly in any business within the United States (financially as an investor or lender or as an employee, director, officer, partner, independent contractor, consultant or owner or in any other capacity calling for the rendition of personal services or acts of management, operation or control) which is directly competitive with the business, at any time during the Restricted Period, conducted by the Company or any Affiliates as defined below. Notwithstanding the foregoing, the Executive shall be entitled to own securities of any corporation conducting a business competitive with the business of the Company or any of its subsidiaries or Affiliates so long as the securities of such corporation are listed on a national securities exchange and the securities owned directly or indirectly by the Executive do not represent more than two percent (2%) of any class of the outstanding securities of such company.

                    (b) During the Restricted Period, in addition to the obligations pursuant to Subsection 5(a), the Executive agrees that neither he nor any business in which he engages directly or indirectly will (i) directly or indirectly induce any customers of the Company or of corporations or businesses which directly or indirectly control or are controlled by or under common control with the Company ("Affiliates") to patronize any business similar to that of the Company, (ii) canvass, solicit or accept any similar business from any customer of the Company or any Affiliates, (iii) directly or indirectly request or advise any customer of the Company or Affiliates to withdraw, curtail or cancel such customer's business with the Company or Affiliates, (iv) directly or indirectly disclose to any other person, firm or corporation the names or addresses of any of the customers of the Company or Affiliates, or (v) compete with the Company or Affiliates in acquiring or merging with any other business or acquiring the assets of such other business.

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                  (c)  During  the  Restricted   Period,   in  addition  to  the
obligations pursuant to Subsections 5(a) and 5(b), the Executive agrees that neither he nor any business in which he engages directly or indirectly will, (i) hire or attempt to hire any employee of the Company or its Affiliates nor, (ii) directly or indirectly encourage any employee of the Company or its Affiliates to terminate employment with the Company or its Affiliates. Notwithstanding the foregoing, it shall not be deemed a violation of this subsection if a business, which employs the Executive, hires or attempts to hire an employee of the Company or its Affiliates and the Executive has no knowledge of, control over or involvement with such solicitation.

                  (d) In the event that any of the provisions of this Section 5 should ever be deemed to exceed the time, geographic or occupational limitations permitted by applicable laws, then such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by law.

         6. CONFIDENTIAL INFORMATION. The Executive acknowledges that in his employment he is or will be making use of, acquiring or adding to the Company's confidential information which includes, but is not limited to, memoranda and other materials or records of a proprietary nature and records and policy matters relating to finance, personnel, management and operations. Therefore, in order to protect the Company's confidential information and to protect other employees who depend on the Company for regular employment, the Executive agrees that he will not in any way utilize any of said confidential information except in connection with his employment by the Employer, and except in connection with the business of the Company he will not copy, reproduce or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

           7.     TERMINATION.

(A) DEATH OR DISABILITY. If the Executive should become physically or mentally disabled and unable to perform his duties hereunder for a continuous period in excess of ninety (90) days (in the reasonable opinion of the Committee), or if the Executive should die while an employee of the Employer, this Agreement and the Executive's employment with the Employer shall immediately terminate. If Executive should die during the Employment Period, any remaining payments described in "3." above, shall be made to Executive's surviving spouse or, if none, to his estate.

                  (B) TERMINATION BY THE EMPLOYER FOR CAUSE. The following events shall create in the Company a right to terminate the Executive's employment under this Agreement prior to the expiration of the Term: (i) the commission of fraud, embezzlement or theft by the Executive in connection with the Executive's duties; (ii) the intentional wrongful damage to property of the Company, and/or Affiliates by the Executive; (iii) the intentional wrongful disclosure by the Executive of any secret process or confidential information of the Company, and/or Affiliates; or (iv) the violation of the Executive's non-disclosure, non-solicitation and non-competition covenants set forth in Sections 5 and 6. In the event of such a Termination for cause pursuant to this Subsection, all of the obligations of the Company under this Agreement shall immediately terminate.


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                  (D)  VOLUNTARY  TERMINATION.  If during the Term the Executive should voluntarily terminate his employment with the Employer for any reason, including retirement, the obligations of the Employer and the Company under this Agreement shall terminate forthwith, other than obligations to (i) pay the Executive's base salary to the date of termination, and (ii) pay or make available to the Executive all Benefits which by their terms or under applicable law survive the voluntary termination of the Executive's employment; and the Executive shall remain bound by his non-disclosure, non-solicitation and
non-competition   covenants   set  forth  in  Sections  5  and  6  hereof.   The
exercisability of the Executive's outstanding stock options shall be treated in accordance with the terms of their respective grants or awards, except that in the case of retirement on or after age 62, the Company will recommend to the Compensation and Stock Option Committee of the Board of Directors of the Company that the exercisability of Executive's outstanding stock options be accelerated.

          9. NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when deposited in the U.S. mail in a registered, postage prepaid envelope addressed:
If to the Executive, at his address set forth below, and if to the Company, c/o the Board of Directors, Data Systems Network Corporation, 34705 West Twelve Mile Road, Suite 300, Farmington Hills, Michigan, 48333.

         11. ASSIGNMENT. The Executive may not assign his obligations hereunder. The rights of the Executive and the rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon their respective heirs, personal representatives, successors and assigns.

         12.      MISCELLANEOUS.

(a) This Agreement shall be subject to and governed by the laws of the State of Michigan.
(b) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.
(c) This Agreement may not be modified except by an agreement in writing executed by the parties hereto.
(d) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.
(e) This Agreement shall supersede any and all prior employment agreements or understandings, written or oral, with the Executive.


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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the day and year first above written.

                                                 ATA SYSTEMS NETWORK CORPORATION


                                                        ------------------------
                                                        Michael Jansen
                                                        Chief Financial Officer

                                                        ------------------------
                                                        Michael W. Grieves
                                                        8539 Pine Cove Drive
                                                        Commerce, Michigan 48382